UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 8, 2010

The Corporate Executive Board Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24799	52-2056410
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1919 North Lynn Street, Arlington, Virginia		22209
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(571) 303-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2010, the Compensation Committee of The Corporate Executive Board Company (the "Company") approved a Severance Program for its Corporate Leadership Team ("CLT Severance Program") for which all members of the Corporate Leadership Team other than the Chief Executive Officer may be eligible. To be eligible for the CLT Severance Program, an individual must have a title of Executive Director or above and be an active member of the Corporate Leadership Team with twelve months of consecutive service on that body. The Company’s Chief Financial Officer and Chief Human Resources Officer are eligible under the CLT Severance Program. The CLT Severance Program entitles eligible executives to certain benefits in the event that their employment is terminated by the Company without cause, including twelve months of base pay plus a pro rata target bonus for the year of termination and twelve months of health benefit coverage equivalent to what he/she was receiving immediately prior to termination. The preceding description of the terms of the CLT Severance Program is qualified in its entirety by reference to the form of the Severance Program – Corporate Leadership Team attached hereto as Exhibit 99.1.

The CLT Severance Program contains additional provisions that are intended to ensure that the CLT Severance Program complies with and will be administered in accordance with Section 409A of the U.S. Internal Revenue Code.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Severance Program - Corporate Leadership Team

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Corporate Executive Board Company

January 14, 2010	By:	Richard S. Lindahl

Name: Richard S. Lindahl
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Severance Program - Corporate Leadership Team